UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 26, 2018

__________

INTEGRATED BIOPHARMA, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-31668	22-2407475
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

225 Long Avenue

Hillsdale, New Jersey 07205

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(973) 926-0816

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 26, 2018, Integrated BioPharma, Inc. (the "Company") held its 2018 Annual Meeting of Shareholders (the "Annual Meeting"). A total of 29,365,943 shares of the Company's common stock, par value $0.002 per share, were entitled to vote as of the close of business on October 19, 2018, the record date for the Annual Meeting. The holders of 15,433,472 shares of common stock, a majority, were present in person or represented by proxy at the Annual Meeting, at which the shareholders were asked to vote on two proposals. The proposals are described in detail in the Company’s definitive proxy materials which were filed with the Securities and Exchange Commission and first made available to shareholders on or about October 29, 2018. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 –To elect three Class I directors for a three-year term to serve until the 2021 Annual Meeting of Stockholders

The Company’s shareholders voted for the election of the three Class I directors to serve until the 2021 Annual Meeting of Stockholders. The final voting results were as follows:

	For	Withheld	Non-Votes
E. Gerald Kay	11,399,354	175,156	3,858,962
Riva Sheppard	11,298,460	276,050	3,858,962
Carl DeSantis	11,464,760	109,750	3,858,962

Each nominee was elected by the shareholders, as recommended by the Company’s board of directors.

Proposal No. 2 – To ratify the appointment of the Company’s independent auditors for the fiscal year ending June 30, 2019

The Company’s shareholders voted in favor of ratifying the appointment of Friedman, LLP as the Company’s independent auditors for the fiscal year ending June 30, 2019. The final voting results were as follows:

For	Against	Abstain
15,151,468	83,210	198,794

Proposal No. 2 was approved by the shareholders, as recommended by the Company’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2018	INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L. Masi
Dina L. Masi
Chief Financial Officer